Exhibit 2.1
Form 8-K
5 Starliving Online, Onc.
File No. 000-26875

                 AGREEMENT AND PLAN OF EXCHANGE

                            Between

                   5 STARLIVING ONLINE, INC.

                      VIRAL GENETICS, INC.

                              and

            THE STOCKHOLDERS OF VIRAL GENETICS, INC.


                    Dated September 6, 2001
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                              Index

1.   Definitions                                             1
2.   Basic Transaction                                       4
3.   Representations and Warranties of Viral                 4
4.   Representations and Warranties of 5Star                16
5.   Pre-Closing Covenants                                  18
6.   Conditions to Obligation to Close                      19
7.   Termination                                            21
8.   Miscellaneous                                          21

Exhibit A Adherence Agreement
Exhibit B Viral Historical Financial Statements
Disclosure Schedule-Exceptions to Representations and Warranties

                                     ii
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                 AGREEMENT AND PLAN OF EXCHANGE

     THIS AGREEMENT AND PLAN OF EXCHANGE is made and entered into as of this 6th day of September 2001, by and between 5 STARLIVING ONLINE, INC., a Delaware corporation, Viral GENETICS, INC., a California corporation, and the STOCKHOLDERS of Viral Genetics, Inc., identified on individual Adherence Agreements in the form of Exhibit A.

                            Premises

      This Agreement provides for the acquisition by 5Star of all of the issued and outstanding shares of Viral solely in exchange for voting shares of 5Star on the terms and conditions hereinafter provided, all for the purpose of effecting a so-called "tax-free" reorganization pursuant to section 368(a)(1)(B) of the Internal Revenue Code of 1986.

                            Agreement

      NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived here from, it is hereby agreed as follows:

1.   Definitions.

     "5Star"   means  5  Starliving  Online,  Inc.,  a   Delaware
corporation and Party to this Agreement.

     "Accredited  Investor"  has  the  meaning  set  forth   in
Regulation D promulgated under the Securities Act.

      "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

     "Closing" has the meaning set forth in 2(b) below.

     "Closing Date" has the meaning set forth in 2(b) below.

      "Code" means the Internal Revenue Code of 1986, as amended.

     "Disclosure Schedule" has the meaning set forth in 3 below.

     "Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common

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law concerning public
health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

      "Exchanged 5Star Stock" means the 29,750,580 or 78.73% of the common shares of 5Star, par value $0.001, to be issued to the Viral Stockholders pursuant to this Agreement.

     "Financial Statement" has the meaning set forth in 3(g) below.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Intellectual Property" means all of the following in any jurisdiction throughout the world: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, slogans, trade names, corporate names, Internet domain names and rights in telephone numbers, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including source code, executable code, data, databases and related documentation), (g) all advertising and promotional materials, (h) all other proprietary rights, and (i) all copies and tangible embodiments thereof (in whatever form or medium).

     "Knowledge"   means   actual  knowledge   after   reasonable
investigation.

     "Lease Consents" has the meaning set forth in 6(a) below.

     "Leased Real Property" means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by Viral.

     "Leases" means all leases, subleases, licenses, concessions and other agreements (written or oral), including all amendments, extensions, renewals, guaranties and other agreements with respect thereto, pursuant to which Viral holds any Leased Real Property, including the right to all

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security deposits and  other
amounts and instruments deposited by or on behalf of Viral there under.

     "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

     "Material Leased Real Property" has the meaning set forth in 6(a) below.

     "Most   Recent  Balance  Sheet"  means  the  balance   sheet
contained within the Most Recent Financial Statements.

     "Most Recent Financial Statements" has the meaning set forth in 3(g) below.

     "Most Recent Fiscal Month End" has the meaning set forth in 3(g) below.

     "Most Recent Fiscal Year End" has the meaning set forth in 3(g) below.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "Party"  means  any  one  of  5Star,  Viral  or  the   Viral
Stockholders.

       "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and
(d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

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     "Tax  Return"  means any return, declaration, report,  claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Viral" means Viral Genetics, Inc., a California corporation and a Party to this Agreement.

     "Viral Stock" means 75,000,000 common shares of Viral, no par value, which are all of the issued and outstanding shares of the capital stock of Viral.

     "Viral Stockholder(s)" means one or more of the stockholders of Viral identified on individual Adherence Agreements in the form of Exhibit A, each of which is a Party to this Agreement.

2.   Basic Transaction.

      (a) Pursuant to this Agreement, all Viral Stock shall be conveyed, transferred, and assigned to 5Star in exchange for the Exchanged 5Star Stock. At the Closing, the Viral Stockholders shall deliver to 5Star stock certificates representing all issued and outstanding shares of Viral Stock, each certificate duly endorsed for transfer with signature guarantees, and receive in exchange there for one or more certificates representing in the aggregate that number of shares of Exchanged 5Star Stock set forth opposite the name of each Stockholder on the Adherence Agreement signed and delivered by each Stockholder. The shares of Exchanged 5Star Stock issued pursuant to this 2(a) shall be, when issued, legally issued, fully paid, and non-assessable. It is the intent of the Parties that the exchange be effected as a so-called "tax-free" reorganization pursuant to section 368(a)(1)(B) of the Internal Revenue Code of 1986, and the Parties covenant and agree to reflect the exchange as such on all financial statements, Tax Returns, filings, and other documents identifying or referring to the exchange contemplated by this Agreement.

     (b) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Lehman Walstrand & Associates, LLC, in Salt Lake City, Utah commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "Closing Date").

     (c) Deliveries at the Closing. At the Closing, (i) Viral and the Viral Stockholders will deliver to 5Star the various certificates, instruments, and documents referred to in 6(a) below; and (ii) 5Star will deliver to Viral and the Viral Stockholders the various certificates, instruments, and documents referred to in 6(b) below.

3.    Representations  and  Warranties of  Viral  and  the  Viral
Stockholders. Viral and the principal and controlling Viral Stockholder, Haig Keledjian, each represents and warrants to 5Star that the statements contained in this 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as

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though  the  Closing Date were substituted for the date  of  this
Agreement throughout this 3), except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Viral and 5Star (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this 3.

     (a) Organization of Viral. Viral is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

     (b) Authorization of Transaction. Viral has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the board of directors of Viral has duly authorized the execution, delivery, and performance of this Agreement by Viral. This Agreement constitutes the valid and legally binding obligation of Viral, enforceable in accordance with its terms and conditions.

     (c)    Noncontravention.   Neither  the  execution  and  the
delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government,  governmental agency, or  court  to  which  Viral  is subject  or  any provision of the charter or bylaws of  Viral  or
(ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Viral is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Viral does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

     (d) Brokers' Fees. Viral has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which 5Star could become liable or obligated.

     (e) Title to Assets. Viral has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

     (f)  Subsidiaries.  Viral has no Subsidiaries.

     (g) Financial Statements. Attached hereto as Exhibit B are the following financial statements (collectively the "Financial Statements"): (i) audited balance sheet as of December 31, 2000, and audited statements of income, changes in stockholders' equity, and cash flow for the fiscal years ended December 31, 2000 and 1999 (the "Most Recent Fiscal Year End") for Viral; and
(ii) unaudited balance sheet as of May 31, 2001, and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the

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five months
ended May 31, 2001, (the "Most Recent Fiscal Month End") for Viral. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of Viral as of such dates and the results of operations of Viral for such periods, are correct and complete, and are consistent with the books and records of Viral (which books and records are correct and complete); provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate).

     (h) Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of any of Viral. Without limiting the generality of the foregoing, since that date:

          (i) Viral has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

          (ii)   Viral   has  not  entered  into  any  agreement,
     contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $20,000 or outside the Ordinary Course of Business;

          (iii) no party (including Viral) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $20,000 to which Viral is a party or by which it is bound;

          (iv) Viral has not imposed any Security Interest upon any of its assets, tangible or intangible;

          (v)   Viral  has  not made any capital expenditure  (or
     series  of  related capital expenditures)  either  involving
     more  than  $20,000  or  outside  the  Ordinary  Course   of
     Business;

          (vi) Viral has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $20,000 or outside the Ordinary Course of Business;

          (vii) Viral has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $200,000 singly or $200,000 in the aggregate;

          (viii) Viral has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

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          (ix)  Viral has not cancelled, compromised, waived,  or
     released any right or claim (or series of related rights and claims) either involving more than $20,000 or outside the Ordinary Course of Business;

          (x) Viral has not granted any license or sublicense of any rights under or with respect to any Intellectual
     Property;

          (xi) there has been no change made or authorized in the charter or bylaws of Viral;

          (xii) Viral has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

          (xiii) Viral has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

          (xiv)       Viral  has  not  experienced  any   damage,
     destruction, or loss (whether or not covered by insurance) to its property;

          (xv) Viral has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xvi) Viral has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

          (xvii) Viral has not granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xviii)   Viral has not adopted, amended, modified,  or
     terminated any bonus, profit sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees;

          (xix) Viral has not made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xx)  Viral  has  not  made  or  pledged  to  make  any
     charitable   or  other  capital  contribution  outside   the
     Ordinary Course of Business;

          (xxi)       there  has  not  been  any  other  material
     occurrence,  event,  incident, action, failure  to  act,  or
     transaction   outside  the  Ordinary  Course   of   Business
     involving Viral; and

          (xxii) Viral has not committed to any of the foregoing.

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     (i)   Undisclosed  Liabilities.  Viral  does  not  have  any
Liability  (and  there  is no Basis for  any  present  or  future
action,   suit,   proceeding,  hearing,  investigation,   charge,
complaint, claim, or demand against any of them giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

     (j) Legal Compliance. Each of Viral and its Affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges there under) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

     (k)  Tax Matters.

          (i) Viral has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by Viral (whether or not shown on any Tax Return) have been paid. Viral is not currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where Viral does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of Viral that arose in connection with any failure (or alleged failure) to pay any Tax.

          (ii) Viral has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (iii) No Viral Stockholder or director or officer (or employee responsible for Tax matters) of Viral expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of Viral either (A) claimed or raised by any authority in writing or (B) as to which any of the Viral Stockholders and the directors and officers (and employees responsible for Tax matters) of Viral has Knowledge based upon personal contact with any agent of such authority. 3(k) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to Viral for taxable periods ended on or after December 31, 1998, indicates those Tax
     Returns  that  have  been audited, and indicates  those  Tax
     Returns that currently are the subject of audit. Viral has delivered to 5Star correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by Viral since January 1, 1998.

          (iv) Viral has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

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          (v)   The unpaid Taxes of Viral (A) did not, as of  the
     Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Viral in filing its Tax Returns.

     (l)  Real Property.

          (i) 3(l)(ii) of the Disclosure Schedule sets forth the address of each parcel of Leased Real Property, and a true and complete list of all Leases for each such Leased Real Property (including the date and name of the parties to such Lease document). Viral has delivered to 5Star a true and complete copy of each such Lease document, and in the case of any oral Lease, a written summary of the material terms of such Lease. Except as set forth in 3(l)(ii) of the Disclosure Schedule, with respect to each of the Leases:

               (A)    such   Lease  is  legal,  valid,   binding,
          enforceable and in full force and effect;

               (B) the transaction contemplated by this Agreement does not require the consent of any other party to such Lease will not result in a breach of or default under such Lease, and will not otherwise cause such Lease to cease to be legal, valid, binding, enforceable and in full force and effect on identical terms following the Closing;

               (C) Viral's possession and quiet enjoyment of the Leased Real Property under such Lease has not been disturbed and there are no disputes with respect to such Lease;

               (D) Viral is not in breach or default under such Lease, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Lease;

               (E) no security deposit or portion thereof deposited with respect to such Lease has been applied in respect of a breach or default under such Lease which has not been redeposited in full;

               (F) Viral does not owe, or will owe in the future, any brokerage commissions or finder's fees with respect to such Lease;

               (G) the other party to such Lease is not an affiliate of, and otherwise does not have any economic interest in, Viral;

               (H)    Viral   has  not  subleased,  licensed   or
          otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof;

               (I)   Viral  has  not  collaterally  assigned   or
          granted any other security interest in such Lease or any interest therein; and

               (J) there are no liens or encumbrances on the estate or interest created by such Lease.

          (ii) The Leased Real Property identified in 3(l)(ii) comprises all of the real property used in Viral's business;
     and Viral is not a party to any agreement or option to purchase any real property or interest therein.

     (m)  Intellectual Property.

          (i) Viral owns or possesses or has the right to use pursuant to a valid and enforceable, written license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the business of Viral as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by Viral immediately prior to the Closing hereunder will be owned or available for use by Viral on identical terms and conditions immediately subsequent to the Closing hereunder. Viral has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses.

          (ii) Viral has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of Viral Stockholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of Viral has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Viral must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of any of the Viral Stockholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of Viral, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of Viral.

          (iii) 3(m)(iii) of the Disclosure Schedule identifies each patent or registration which has been issued to Viral with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which Viral has made with respect to any of its Intellectual Property, and identifies each license, sublicense, agreement, or other permission which Viral has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). Viral has delivered to 5Star correct and complete copies of all such patents, registrations, applications, licenses, sublicenses, agreements, and permissions (as amended to date). 3(m)(iii) of the Disclosure Schedule also identifies each unregistered trademark, service mark, trade name, corporate name or Internet domain name, computer software item (other than commercially available off-the-shelf software purchased or licensed for less than a total cost of $1,000 in the aggregate) and each material unregistered copyright used by Viral in connection with  its
     business. With respect to each item of Intellectual Property required to be identified in 3(m)(iii) of the Disclosure Schedule:

               (A) Viral owns and possesses all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction or limitation regarding use or disclosure;

               (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of Viral
          Stockholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of Viral, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item, and there are no grounds for the same;

               (D) Viral has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item; and

               (E) no loss or expiration of the item is threatened, pending, or reasonably foreseeable, except for patents expiring at the end of their statutory terms (and not as a result of any act or omission by the Viral Stockholders or Viral, including without limitation, a failure by the Viral Stockholders or Viral to pay any required maintenance fees).

          (iv) 3(m)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that Viral uses pursuant to license, sublicense, agreement, or permission. Viral has delivered to 5Star correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in 3(m)(iv) of the Disclosure Schedule;

               (A)    the  license,  sublicense,  agreement,   or
          permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

               (B) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

               (C) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration there under;

               (D)    no   party  to  the  license,   sublicense,
          agreement, or permission has repudiated any provision thereof;

               (E)    with   respect  to  each  sublicense,   the
          representations and warranties set forth in subsections
          (A) through (D) above are true and correct with respect to the underlying license;

               (F) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

               (G) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the Viral Stockholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of Viral, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property, and there are no grounds for the same; and

               (H) Viral has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

          (v) To the Knowledge of any of the Viral Stockholders and the directors and officers (and employees with responsibility for Intellectual Property matters) of Viral:
     (A) Viral has not in the past nor will interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its business as presently conducted and as presently proposed to be conducted; (B) there are no facts that indicate a likelihood  of  any  of the foregoing; and  (C)  no  notices regarding any of the foregoing (including, without limitation, any demands or offers to license any
     Intellectual Property from any third party) have been received.

          (vi) None of Viral and the directors and officers (and employees with responsibility for Intellectual Property matters) of Viral has any Knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of Viral or to limit the business of Viral as presently conducted or as presently proposed to be conducted.

          (vii) Viral has taken all necessary and desirable action to maintain and protect all of the Intellectual Property of Viral and will continue to maintain and protect all of the Intellectual Property of Viral so as not to adversely affect the validity or enforceability thereof. To the Knowledge of Viral, the owners of any of the Intellectual Property licensed to Viral have taken all necessary and desirable action to maintain and protect the Intellectual Property covered by such license.

          (viii)     Viral has complied in all material  respects
     with  and  are  presently  in  compliance  in  all  material
     respects   with   all   foreign,  federal,   state,   local,
     governmental

     (including, but not limited  to,  the  Federal
     Trade Commission and State Attorneys General), administrative or regulatory laws, regulations, guidelines and rules applicable to any Intellectual Property and Viral shall take all steps necessary to ensure such compliance until Closing.

     (n) Tangible Assets. Viral owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its business as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

     (p) Contracts. 3(o) of the Disclosure Schedule lists the following contracts and other agreements to which Viral is a party:

          (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $20,000 per annum;

          (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to Viral, or involve consideration in excess of $20,000;

          (iii) any agreement concerning a partnership or joint venture;

          (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $20,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

          (v) any agreement concerning confidentiality or non-competition;

          (vi)   any   agreement  involving  any  of  the   Viral
     Stockholders and their Affiliates (other than Viral);

          (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

          (viii)    any collective bargaining agreement;

          (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $20,000 or providing severance benefits;

          (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xi) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of Viral; or

          (xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $20,000.

Viral has delivered to 5Star a correct and complete copy of each written agreement listed in 3(o) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in 3(o) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

     (p) Notes and Accounts Receivable. All notes and accounts receivable of Viral are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Viral.

     (q) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of Viral.

     (r) Insurance. 3(r) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which Viral has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past three years:

          (i) the name, address, and telephone number of the agent;

          (ii)  the  name  of  the  insurer,  the  name  of   the
     policyholder, and the name of each covered insured;

          (iii)     the policy number and the period of coverage;

          (iv) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

          (v)    a   description   of  any  retroactive   premium
     adjustments or other loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect;
(B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither Viral nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. Viral has been covered during the past three years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. 3(r) of the Disclosure Schedule describes any self-insurance arrangements affecting Viral.

     (s) Litigation. 3(s) of the Disclosure Schedule sets forth each instance in which Viral (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of any of the Viral Stockholders and the directors and officers (and employees with responsibility for litigation matters) of Viral, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-
judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in 3(s) of the Disclosure Schedule could result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of Viral. None of the Viral Stockholders and the directors and officers (and employees with responsibility for litigation matters) of Viral has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against Viral.

     (t) Employees. To the Knowledge of any of the Viral Stockholders and the directors and officers (and employees with responsibility for employment matters) of Viral, no executive, key employee, or group of employees has any plans to terminate employment with Viral. Viral is not a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. Viral has not committed any unfair labor practice. None of the Viral Stockholders and the directors and officers (and employees with responsibility for employment matters) of Viral has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of Viral.

     (u) Guaranties. Viral is not a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

     (v) Environmental, Health, and Safety Matters. Viral and its Affiliates have complied and are in compliance with all Environmental, Health, and Safety Requirements.

     (w) Certain Business Relationships With Viral. None of the Viral Stockholders and their Affiliates have been involved in any business arrangement or relationship with Viral within the past 12 months, and none of the Viral Stockholders and their Affiliates own any asset, tangible or intangible, which is used in the business of Viral.

     (x) Disclosure. The representations and warranties contained in this 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this 3 not misleading.

4. Representations and Warranties of 5Star. 5Star represents and warrants to Viral (and to the Viral Stockholders for purposes of the Agreement with the Viral Stockholders) that the statements contained in this 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this 4), except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this 4.

     (a) Organization of 5Star. 5Star is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

     (b) Authorization of Transaction. 5Star has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of 5Star, enforceable in accordance with its terms and conditions.

     (c)    Noncontravention.   Neither  the  execution  and  the
delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government,  governmental agency, or  court  to  which  5Star  is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which 5Star is a party or by which it is bound or to which any of its assets is subject. 5Star does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

     (d) Brokers' Fees. 5Star has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Viral could become liable or obligated.

      (e)  SEC Reports.  4(e) of the Disclosure Schedule contains
5Star's  Annual Report on Form 10-KSB for the year ended May  31,
2001, as filed with the Securities and Exchange

Commission.  Such
report is complete and accurate in all material respects, and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in such report not misleading.

     (f)  Subsidiaries.  5Star has no Subsidiaries.

     (g) Undisclosed Liabilities. 5Star has no Liabilities (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability), except for (i) Liabilities set forth on the face of the balance sheet (rather than in any notes thereto) contained in 5Star's Annual report on Form 10-KSB for the year ended May 31, 2001 (the "Most Recent Annual Report") and (ii) Liabilities which have arisen after the Most Recent Annual Report in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

     (h) Legal Compliance. 5Star and each of its predecessors and Affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges there under) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

     (i) Litigation. 5Star is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of any of the directors and officers of 5Star, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

     (j)  Tax Matters.

          (i) 5Star has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by 5Star (whether or not shown on any Tax Return) have been paid. 5Star is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where 5Star does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

          (ii) No director or officer of 5Star expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of 5Star either (A) claimed or raised by any authority in writing or (B) as to which any of the directors and officers of 5Star has Knowledge based upon personal contact with any agent of such authority. 4(j) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to 5Star for taxable periods ended on or after December 31, 1998, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. 5Star has delivered to Viral correct and complete copies of all federal income Tax
     Returns, examination reports, and statements of deficiencies assessed against or agreed to by 5Star since January 1, 1998.

     (k)  Certain Business Relationships With 5Star.  None of the
Affiliates   of  5Star  have  been  involved  in   any   business
arrangement or relationship with 5Star within the past 12 months.

     (l) Condition at Closing. As of the Closing 5Star shall have no outstanding options or rights to acquire additional shares of 5Star common stock.

     (m) Disclosure. The representations and warranties contained in this 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this 4 not misleading.

5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

     (a) General. Each of the Parties will use its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in 6 below).

     (b) Notices and Consents. Viral will give any notices to third parties, and Viral will use its best efforts to obtain any third party consents, that 5Star may request in connection with the matters referred to in 3(c) above. Each of the Parties will give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in 3(c) and 4(c) above.

     (c) Operation of Business. Viral will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, Viral will not (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, (ii) pay any amount to any third party with respect to any Liability or obligation (including any costs and expenses Viral has incurred or may incur in connection with this Agreement and the transactions contemplated hereby) other than in the Ordinary Course of Business, or (iii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in 3(h) above.

     (d) Preservation of Business. Viral will keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

     (e)   Full  Access.   Viral will permit  representatives  of
5Star to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Viral, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to Viral.

     (f) Notice of Developments. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in 3 and 4 above. No disclosure by any Party pursuant to this 5(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     (g) Exclusivity. Viral will not (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of Viral (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. Viral will notify 5Star immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

     (h) Leases. Viral shall not amend, modify, extend, renew or terminate any Lease, nor shall Viral enter into any new lease, sublease, license or other agreement for the use or occupancy of any real property, without the prior written consent of 5Star.

6.   Conditions to Obligation to Close.

     (a)   Conditions to Obligation of 5Star.  The obligation  of
5Star to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i)  the representations and warranties set forth in  3
     above  and  the  Adherence Agreements signed  by  the  Viral
     Stockholders shall be true and correct in all material respects at and as of the Closing Date;

          (ii) Viral shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (iii) Viral shall have procured all of the third party consents specified in 5(b) above;

          (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of Viral to own its assets and to operate its business (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (v) Viral shall have delivered to 5Star a certificate to the effect that each of the conditions specified above in 6(a)(i)-(iv) is satisfied in all respects;

          (vi) 5Star shall have received the duly endorsed certificates representing the Viral Stock contemplated by 2(a); and

          (vii) all actions to be taken by Viral and the Viral Stockholders in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to 5Star.

5Star may waive any condition specified in this 6(a) if it executes a writing so stating at or prior to the Closing.

     (b) Conditions to Obligation of Viral and the Viral Stockholders. The obligation of Viral and the Viral Stockholders to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i)  the representations and warranties set forth in  4
     above shall be true and correct in all material respects at and as of the Closing Date;

          (ii) 5Star shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (iv) 5Star shall have delivered to Viral a certificate to the effect that each of the conditions specified above in 6(b)(i)-(iii) is satisfied in all respects;

          (v) The Viral Stockholders shall have received the Exchanged 5Star Stock contemplated by 2(a);

          (vi) The board of directors shall have appointed to the board of directors of 5Star one director designated by Viral effective as of the Closing, and each of the officers of 5Star shall have resigned in favor of the appointment of new officers designated by Viral effective as of the Closing; and

          (vii) all actions to be taken by 5Star in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to Viral.

Viral may waive any condition specified in this 6(b) if it executes a writing so stating at or prior to the Closing.

7.   Termination.

     (a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

          (i) 5Star and Viral may terminate this Agreement by mutual written consent at any time prior to the Closing;

          (ii) 5Star may terminate this Agreement by giving written notice to Viral on or before the 30th day following the date of this Agreement if 5Star is not reasonably satisfied with the results of its continuing business, legal, and accounting due diligence regarding Viral;

          (iii) 5Star may terminate this Agreement by giving written notice to Viral at any time prior to the Closing (A) in the event any of Viral or the Viral Stockholders has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, 5Star has notified Viral of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before September 30, 2001, by reason of the failure of any condition precedent under 6(a) hereof
     (unless the failure results primarily from 5Star itself breaching any representation, warranty, or covenant contained in this Agreement); and

          (iv) Viral may terminate this Agreement by giving written notice to 5Star at any time prior to the Closing (A) in the event 5Star has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Viral has notified 5Star of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before September 30, 2001, by reason of the failure of any condition precedent under 6(b) hereof (unless the failure results primarily from Viral itself breaching any representation, warranty, or covenant contained in this Agreement).

     (b) Effect of Termination. If any Party terminates this Agreement pursuant to 7(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

8.   Miscellaneous.

     (a) Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder for a term of two years.

     (b) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

     (c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

     (d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

     (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

     (f)  Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original  but
all   of  which  together  will  constitute  one  and  the   same
instrument.

     (g)   Headings.   The  section headings  contained  in  this
Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to Viral and the Viral Stockholders: Mr. Haig Keledjian
                              Viral Genetics, Inc.
                              905 Mission Street
                              South Pasadena, CA 91030

If to 5Star:                       Mr. Paul Hayward
                              5 Starliving Online, Inc.
                              8717 16th Avenue West
                              Seattle, WA 98116

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     (i) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the state of California without giving effect to any choice or conflict of law provision or rule (whether of the state of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of California.

     (j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by 5Star and Viral. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (l)   Expenses.  Each of 5Star, the Viral Stockholders,  and
Viral will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated there under, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

     (n) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     (o) Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

      (p) Post-Closing Conditions. 5Star covenants and agrees that it will obtain through the sale of its debt or equity securities additional financing for the operations of Viral that will not be dilutive of the equity interest of the Viral Stockholders, unless otherwise mutually agreed to by the Parties, as follows: (i) US$1,000,000 within 15 business days following the Closing Date; (ii) an additional US$500,000 within 60 days following the Closing Date; (i) an additional US$1,500,000 within 90 days following the Closing Date; and, (iv) an additional US$7,000,000 on or before March 31, 2002, unless otherwise mutually agreed to by the Parties.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

5 STARLIVING ONLINE, INC.

By: /s/ Paul Hayward, President

VIRAL GENETICS, INC.

By: /s/ Haig Keledjian, President

/s/ Haig Keledjian, Individually As the
Principal Viral Stockholder

                                                    Exhibit A to
                                   Agreement and Plan of Exchange

                       ADHERENCE AGREEMENT

     The undersigned, the record and beneficial owner of the number of common shares of Viral Genetics, Inc. ("Viral") set forth below, hereby agrees to be bound by the Agreement and Plan of Exchange by and among 5 Starliving Online, Inc. ("5Star"), Viral, and the Stockholders of Viral dated as of September 6, 2001 (the "Agreement") as though the undersigned were an original signatory to the Agreement; provided, that the undersigned does not join in any of the representations or warranties made by Viral in 3 of the Agreement. All capitalized terms used herein shall have the same meaning ascribed to such terms in the Agreement.

     The undersigned hereby represents, warrants, and agrees as follows:

          (a) The execution and delivery of the Agreement does not, and the consummation of the transactions contemplated by the Agreement in accordance with the terms hereof will not: result in the breach of, constitute a default under, result in the acceleration of, create in any Person the right to accelerate, terminate, modify, cancel, or require any notice under, any material agreement, contract, lease, license, instrument, or other arrangement to which the undersigned is a party or by which the undersigned is bound; or, violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the undersigned is subject.

           (b) The undersigned has full power and authority, and has taken all action required by law and otherwise to execute and deliver the Agreement and to perform its obligations there under. The Agreement represents the valid and binding obligation of the undersigned enforceable in accordance with its terms, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

           (c) No authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by the undersigned of the Agreement and the consummation by the undersigned of the transactions contemplated thereby.

           (d) The undersigned is the legal and beneficial owner of the Viral Stock set forth below, free and clear of Security Interests, and the undersigned has full right, power, and authority to transfer, assign, convey, and deliver the Viral Stock; and delivery of such stock at the Closing will convey to 5Star good and marketable title to the Viral Stock free and clear of any Security Interests.

          (e) The undersigned (i) understands that the Exchanged 5Star Stock has not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Exchanged 5Star Stock solely for its own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning 5Star and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Exchanged 5Star Stock, and (v) is able to bear the economic risk and lack of liquidity inherent in holding the Exchanged 5Star Stock.



                              ____________________________________
                              Type or Print Name of Owner(s)



                              ___________________________________
                              Signature



                              ____________________________________
                              Signature of Joint Owner,  If Any



                              ____________________________________
                              No. of Shares of Viral Stock



                              ____________________________________
                              No.  of  Shares of  Exchanged 5Star Stock